EXHIBIT 10.20.1


                             First Amendment to the
                            Supplemental Benefit Plan
                           for Designated Employees of
                            Bowater Incorporated and
                              Affiliated Companies
                    as Amended and Restated November 1, 1995



         WHEREAS, Bowater Incorporated (the "Company") previously amended and restated the Supplemental Benefit Plan for Designated Employees of Bowater Incorporated and Affiliated Companies as of November 1, 1995 (the "Plan");

         WHEREAS, Section 7.02 of the Plan permits the Human Resources and Compensation Committee of the Board of Directors of the Company (the "HRCC") to amend the Plan;

         WHEREAS, the HRCC desires to amend the Plan to change the references to salary grade fourteen (14) and above to salary grade thirty-one (31) and above to conform to the Company's revised salary administration program;

         NOW, THEREFORE, BE IT RESOLVED that:

                  Effective January 1, 1996, Section 2.01 entitled "Participation" is hereby amended by changing the references to "salary grades fourteen (14) and above" to "salary grades thirty-one (31) and above."

         IN WITNESS WHEREOF, the HRCC has caused this First Amendment to the Plan to be executed by a duly authorized officer of the Company on this 18 day of March, 1996.

                                   BOWATER INCORPORATED

                                   By: /s/ Richard F. Frisch

                                   Name: Richard F. Frisch

                                   Title: Vice President - Human Resources
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